EXHIBIT 10.2

HERITAGE FINANCIAL GROUP
DEFERRED COMPENSATION AND EXCESS/MATCHING CONTRIBUTION PLAN

EFFECTIVE APRIL 1, 2002

Purpose

           The purpose of the Plan is to provide specified benefits to a select group of employees who contribute materially to the continued growth, development and future business success of Heritage Financial Group, a federally chartered corporation and any of its subsidiaries that sponsor the Plan. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE I
Definitions

           For purposes of' the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

           "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the Deferral Account balance, the Matching Contribution Account balance and the Excess Contribution Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his designated Beneficiary, pursuant to the Plan.

           "Annual Bonus" shall mean any cash compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's cash bonus and cash incentive plans or arrangements.

           "AnnualDeferral Amount" shall mean that portion of a Participant's Base Annual Salary and Annual Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Disability (if deferrals cease in accordance with Section 6.1) or Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

           "Base Annual Salary" shall mean the annual cash compensation relating to services performed by a Participant during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, other stock based compensation, relocation expenses, incentive payments, non-monetary awards, and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all Qualified Plans and non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant

NEXT PAGE

to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Participant.

           "Beneficiary" shall mean one or more persons, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under the Plan upon the death of a Participant.

           "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Employer or the Committee to designate one or more Beneficiaries.

           "Board" shall mean the board of directors of the Company.

           "Change in Control" shall mean the first to occur of any of the following events:

                      (a)           An acquisition of control of Heritage, MHC (the "Parent") (whether in mutual or stock form), the Company or Heritage Bank of the South (the "Bank") within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R. Part 574.4(a) as in effect on the date hereof that is not subject to rebuttal;

                      (b)           Any event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") if the Exchange Act were applicable to the Parent, the Company or the Bank;

                      (c)           Any "person" (as that term is used in Section 13 and 14(d)(2) of the Exchange Act) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 25% or more of the Parent's, the Company's or the Bank's outstanding securities entitled to vote in the election of directors, excluding beneficial ownership of the Company or the Bank by the Parent and beneficial ownership of the Bank by the Company;

                      (d)           Individuals who are members of the Board or the board of directors of the Parent or the Bank on the date hereof (each the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a member of the Board or the board of directors of the Parent or the Bank subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the members comprising the Incumbent Board, or whose nomination for election by the Parent's, the Company's or the Bank's stockholders (or members in the case of the Parent in mutual form) was approved by the nominating committee serving under the Incumbent Board shall be considered a member of the incumbent Board;

                      (e)           The sale of all or substantially all of the assets of the Parent, the Company or the Bank, excluding transfers to entities that are within a "controlled group of corporations" (as defined in Code Section 1563) in which the Parent is the parent corporation; or

NEXT PAGE

                      (f)           A reorganization, merger, consolidation or similar transaction involving the Parent, the Company or the Bank in which either the Parent, the Company or the Bank is not the resulting entity or the Parent, the Company or the Bank is the resulting entity but the stockholders of such entity immediately prior to such transaction do not own at least 60% of the voting securities of such entity immediately following the completion of such transaction.

           The term "Change in Control" does not include an acquisition of securities by an employee benefit plan of the Parent, the Company or the Bank or an acquisition of securities of the Parent, the Company or the Bank in consideration for a contribution of capital to the Parent, the Company or the Bank.

           "Claimant" shall have the meaning set forth in Section 12.1.

           "Code" shall mean the Internal Revenue Code 1986, as it may be amended from time to time.

           "Committee" shall mean the committee described in Article 10.

           "Company" shall mean Heritage Financial Group, a Federally-chartered corporation, and any successor to all or substantially all of the Company's assets or business.

           "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of the Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under the Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to the Plan prior the Change in Control is deductible, the Employer may defer all or any portion of a distribution under the Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.8 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in the Plan the Deduction Limitation shall not apply to any distributions made after a Change in Control.

           "Deferral Account" shall mean (i) a sum of all of a Participant's Annual Deferral Amounts, (ii) amounts credited or debited thereon in accordance with the provisions of the Plan, less (iii) all distributions made to the Participant or his Beneficiary pursuant to the Plan that relate to his Deferral Account.

           "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the

NEXT PAGE

Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

           "Disability Benefit" shall mean the benefit set forth in Section 6.2.

           "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make his election of the Annual Deferral Amount for each Plan Year under the Plan.

           "Employee" shall mean a person who is classified as an employee of any Employer.

           "Employer(s)" shall mean the Company, the Bank and any other subsidiaries of the Company that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

           "Excess Contribution Account" shall mean (i) a sum of all of a Participant's Excess Contribution Amounts, (ii) amounts credited or debited thereon in accordance with the provisions of the Plan, less (iii) all distributions made to the Participant or his Beneficiary pursuant to the Plan that relate to his Excess Contribution Account.

           "Excess Contribution Amount" shall equal to the difference between (a) and (b) where:

                      (a)           is the amount of contributions that would have been allocated for the Plan Year on behalf of the Participant under all Qualified Plans, if the limitations imposed on such contributions for the Plan Year by Code Sections 401 (a)(17), 415, 402(g) and 401(k) and 401(m) (determined after taking into account any corrective actions taken by the Employers with respect to these Code Sections) were not applicable; and

                      (b)           is the amount of contributions made under all Qualified Plans by the Employer(s) on behalf of the Participant, the Matching Contribution, and the amounts contributed by the Participant to all Qualified Plans (other than nondeductible voluntary contributions), in each case for such Plan Year.

           "Matching Contribution" shall mean the amount of matching contribution made on behalf of a Participant pursuant to Section 3.2 hereof.

           "Matching Contribution Account" shall mean (i) a sum of all of a Participant's Matching Contributions, (ii) amounts credited or debited thereon in accordance with the provisions of the Plan, less (iii) all distributions made to the Participant or his Beneficiary pursuant to the Plan that relate to his Matching Contribution Account.

NEXT PAGE

           "Monthly Installment Method" shall mean a monthly installment payment over the number of months selected by the Participant in accordance with the Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business three business days prior to the last business day of the month. The monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of monthly payments due the Participant. By way of example, if the Participant receives benefits under a 60-month Monthly Installment Method, the payment shall be 1/60 of the Account Balance, calculated as described in this definition. The following month, the payment shall be 1/59 of the Account Balance, calculated as described in this definition. Each monthly installment shall be paid on or as soon as practicable after the last business day of the applicable month.

           "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who signs a Plan Agreement and an Election Form and Beneficiary Designation Form and (iii) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Employer or the Committee. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

           "Plan" shall mean this Deferred Compensation and Excess/Matching Contribution Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

           "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide some but not all of the benefits set forth in the Plan.

           "PlanYear" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

           "Qualified Plan" shall mean each plan that meets the qualification requirements of Code Section 401(a) that is maintained by an Employer.

           "Qualified Plan Matching Contribution" shall mean the matching contribution (within the meaning of Code Section 401 (m)(4)(A)), if any, made by the Employer(s) on behalf of a Participant to a Qualified Plan that is a 40 1(k) plan during the Plan Year.

           "Short-Term Payout" shall mean the payout set forth in Section 4.1.

           "Termination Benefit" shall mean the benefit set forth in Article 5.

NEXT PAGE

           "Termination ofEmployment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Disability or an authorized leave of absence.

           "Trust" shall mean one or more trusts established pursuant to a trust agreement, between the Employer(s) and the trustee named therein to provide benefits hereunder, as amended from time to time.

           "UnforeseeableFinancialEmergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's principal residence due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. A distribution will be deemed to be on account of an Unforeseeable Financial Emergency if the distribution is on account of:

                      (a)           Unreimbursed medical expenses (as defined in Code Section 213(d)) and amounts necessary to obtain medical care for the Participant, the Participant's spouse or any dependent;

                      (b)           the purchase of the Participant's principal residence (but not ongoing mortgage payments);

                      (c)           tuition and related educational fees for the immediately forthcoming twelve (12) month period of post-secondary education for the Participant, his spouse or dependents; or

                      (d)           the need to prevent eviction from or foreclosure on the Participant's principal residence.

ARTICLE 2
Selection, Enrollment, Eligibility

           2.1           Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers as determined by the Committee in its sole discretion from time to time. From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

           2.2           Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Employer or the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he is selected to participate in the Plan. In addition, the Committee may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

           2.3           Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Committee, including returning all required documents to the Employer or the

NEXT PAGE

Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Employer or the Committee of the required documents.

           2.4           Termination ofParticipation and/orDeferrals. If the Committee determines in good faith than a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections, (iii) cease making Matching Contributions or Excess Contributions on his behalf (other than those previously declared), and/or (iv) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

ARTICLE 3
Deferrals/Matching Contributions/Crediting/Taxes

           3.1           Compensation Deferrals. For each Plan Year, a Participant may elect to defer, as his Annual Deferral Amount, such amount of his Base Annual Salary and Annual Bonus as is set forth in the Participant's Election Form(s) with respect to such Plan Year. The election shall be irrevocable with respect to compensation covered by the election until the end of the Plan Year. If no election is made, the amount deferred shall be zero. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of Base Annual Salary and Annual Bonus not yet earned by the Participant as of the date the Participant submits a Plan Agreement and an Election Form and Beneficiary Designation Form to the Employer or the Committee for acceptance.

           3.2           Matching Contributions. With respect to each Plan Year, each Employer shall contribute on behalf of a Participant who is an Employee of that Employer a Matching Contribution equal to the difference between (a) eight (8) percent of the Participant's Base Annual Salary for the Plan Year, and (b) the amount of the Qualified Plan Matching Contributions made by the Employer on behalf of that Participant with respect to such Plan Year, determined after any corrective actions are taken by the Employer to comply with Code Section 401(m). The Matching Contribution shall be credited to each eligible Participant's Matching Contribution Account as of the last day of the Plan Year to which the Matching Contribution relates. Notwithstanding the foregoing, Matching Contributions will not be made by the Bank during periods of regulatory suspension or prohibition as set forth in Article 14.

           3.3           Excess Contribution Amount. With respect to each Plan Year, each Employer shall contribute on behalf of a Participant who is an Employee of that Employer the Excess Contribution Amount determined with respect to that Participant for the Plan Year. The Excess Contribution Amount shall be credited to each eligible Participant's Excess Contribution Account as of the last day of the Plan Year to which the Excess Contribution Amount relates. Notwithstanding the foregoing, Excess Contribution Amount will not be

NEXT PAGE

made by the Bank during periods of regulatory suspension or prohibition as set forth in Article 14.

           3.4           Election to Defer; Effect ofElection Form; Suspension.

           (a)           First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable election regarding his Annual Deferral Amount for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Employer or the Committee (in accordance with Section 2.2 above) and accepted by the Employer or the Committee.

           (b)           SubsequentPlan Years. For each succeeding Plan Year, the Participant shall make an irrevocable election regarding his Annual Deferral Amount for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan. Such election shall be made before the end of the Plan Year preceding the Plan Year for which the election is made, by means of a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year. In the case of a deferral of a Participant's Annual Bonus, the election form shall be delivered to the Employer or the Committee prior to the date such Annual Bonus is announced by the Employer.

           (c)           Suspension of Election. A Participant may suspend an election relating to an Annual Deferral Amount for the remainder of the Plan Year by filing with the Committee a written notice of the suspension, which election will become effective as of the next payroll period.

           3.5           Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is paid to the Participant, whether or not this occurs during the Plan Year itself.

           3.6           Vesting. A Participant shall at all times be 100% vested in his Account Balance.

           3.7           Crediting of Account Balances. As of the end of the each calendar quarter during the Plan Year, each Participant's Account Balance shall be credited with interest based on value of the Participant's Account Balance on the last day of the calendar quarter (and further allocated among each of the underlying Accounts). Interest shall be credited at a rate equal to the interest rate for a 10-year Treasury bond determined as of the last day of that calendar quarter. However, during the period that benefits are being paid to a Participant or his Beneficiary under the Monthly Installment Method interest shall be credited monthly as of the close of business three business days prior to the last day of the month. Notwithstanding the foregoing, interest pursuant to this Section 3.7 shall not be credited on any portion of a Participant's Account Balance held in the Trust and the amounts held in the Trust shall be

NEXT PAGE

invested by the trustee of the Trust pursuant to the trust agreement and shall be credited with the earnings and debited with the losses relating to such investment.

           3.8           FICA and Other Taxes. For each Plan Year the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA, medicare and other' employment taxes on the Annual Deferral Amount, Matching Contribution and Excess Contribution Amount for such Plan Year. The Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8 if it determines that such action is necessary or appropriate.

           3.9           Tax Withholding from Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Short-Term Payout ofAnnual Deferral Amount;
Unforeseeable Financial Emergencies; Withdrawal Election

           4.1           Short-TermPayout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to such Annual Deferral Amount and amounts credited or debited thereon, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of the Plan, each Short-Term Payout elected shall be paid out during a period beginning 1 day and ending 60 days after the last day of any Plan Year designated by the Participant that is at least five Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a five year Short-Term Payout is elected for an Annual Deferral Amount that is deferred in the Plan Year commencing January 1, 2002, the five year Short-Term Payout would become payable during a 60 day period commencing January 1, 2008.

           4.2           Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit payment under Article 5 or 6, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

           4.3           Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout

NEXT PAGE

is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. Following approval of a payout under this Section 4.3, a Participant shall not be permitted to resume participation in the Plan for the later of 6 months following such withdrawal or the first day of the following Plan Year. If the Participant petitions the Committee only to suspend deferrals and the Committee approves such suspension, the Participant shall not be permitted to resume participation in the Plan until the first day of the following Plan Year. The payment of any amount under this Section 4.3 shall be subject to the Deduction Limitation.

ARTICLE 5
Termination Benefit

           5.1           Termination Benefit. Subject to the Deduction Limitation, a Participant (or his Beneficiary if Termination of Employment is due to death of the Participant) shall receive a Termination Benefit equal to the Participants Account Balance if he experiences a Termination of Employment.

           5.2           Payment ofTermination Benefit. The Participant shall receive distribution of all amounts payable to him under this Article under the Monthly Installment Method over a period of sixty (60) months. The installment payments shall commence no later than 60 days after the date of the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation. Should the Participant die prior to the payment of his entire Account Balance, the provisions of Section 5.3 shall apply.

           5.3           Death Prior to Completion of Termination Benefit. If a Participant dies after Termination of Employment but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 6
Disability Waiver and Benefit

           6.1           Disability Waiver.

           (a)           Waiver of Deferral. A Participant who suffers from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of the Plan.

           (b)           Return to Work. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.4 above.

NEXT PAGE

           6.2           Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under the Plan, continue to be considered to be employed and shall be eligible for the benefits provided in Articles 4 and 5 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of the Plan only, deem the Participant to have experienced a Termination of Employment after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his Account Balance. The Participant shall receive distribution of all amounts payable to him under this Section under the Monthly Installment Method over a period of sixty (60) months. Any payment made shall be subject to the Deduction Limitation. If the Participant dies prior to receiving the full amount of his Disability Benefit, then his Beneficiary shall receive the balance of such Disability Benefit in the manner described in Section 5.3.

ARTICLE 7
Beneficiary Designation

           7.1           Beneficiary. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designated under any other plan of an Employer in which the Participant participates.

           7.2           Beneficiary Designation: Chance; Spousal Consent. A Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form and returning it to the Employer or the Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Employer or the Committee. Upon the acceptance by the Employer or the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Employer or the Committee prior to his death.

           7.3           Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Employer or the Committee.

           7.4           No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant's estate.

           7.5           Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

NEXT PAGE

           7.6           Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under the Plan with respect to the Participant.

ARTICLE 8
Leave of Absence

           8.1           Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section
3.4.

           8.2           Unpaid Leave of Absence. If a Participant is authorized by the Participants' Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 9
Termination, Amendment or Modification

           9.1           Termination. Although each Employer anticipates that it will continue as a sponsor of the Plan for an indefinite period of time, there is no guarantee that any Employer will continue as a sponsor of the Plan or will not terminate its sponsorship of the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan at any time with respect to any or all of its participating Employees by action of its board of directors. Upon the termination of the sponsorship of the Plan by an Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of such sponsorship termination, shall be paid to the Participants as follows: Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to a Monthly Installment Method of up to 60 months, with amounts credited and debited during the installment period as provided herein. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. If all Employers terminate their sponsorship of the Plan, the Plan shall terminate. The termination of sponsorship of the Plan or the termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of such termination; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months.

           9.2           Amendment. Any Employer may, at anytime, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that

NEXT PAGE

no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to a Monthly Installment Method using fewer months.

           9.3           Effect ofPayment. The full payment of the applicable benefit under Articles 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under the Plan and the Participant's Plan Agreement shall terminate.

ARTICLE 10
Administration

           10.1           Committee Duties. The Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under the Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. Any individual on the Committee who is a Participant shall not vote or act on any matter relating solely to himself When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or Employer(s).

           10.2           Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

           10.3           Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

           10.4           Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any person to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of gross misconduct by the Committee or any of its members or any such delegate.

           10.5           Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee as the Committee may reasonably request.

NEXT PAGE

ARTICLE 11
Other Benefits and Agreements

The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program sponsored by the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided therein.

ARTICLE 12
Claims Procedures

           12.1           Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

           12.2           Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

                      (a)           that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                      (b)           that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                                 (i)           the specific reason(s) for the denial of the claim, or any part of it;

                                 (ii)           specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                                 (iii)           a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                                 (iv) an explanation of the claim review procedure set forth in Section 12.3 below.

           12.3           Review ofa Denied Claim. With 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

                      (a)           may review pertinent documents;

NEXT PAGE

                      (b)           may submit written comments or other documents; and/or

                      (c)           may request a hearing, which the Committee, in its sole discretion, may grant.

           12.4           Decision on Review. The Committee shall render its decision on review promptly, and not later dm 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

                      (a)           specific reasons for the decision;

                      (b)           specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

                      (c)           such other matters as the Committee deems relevant.

           12.5           Legal Action. A Claimant's compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 13
Trust

           13.1           Establishment ofthe Trust. The Employer(s) may establish the Trust upon such terms as they deem appropriate.

           13.2           Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

           13.3           Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable trust agreement.

           13.4           Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust and any such distribution shall reduce the Employer's corresponding obligations under the Plan.

ARTICLE 14
Regulatory Provisions

No Matching Contribution or Excess Contribution Amount will be made by the Bank under the following circumstances:

NEXT PAGE

           14.1           Temporary Suspension or Prohibition. If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(l) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. § l818(e)(3) and (g)(l), all obligations of the Bank to make Matching Contributions and Excess Contribution Amounts on behalf of such Participant shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion reinstate in whole or in part any of its obligations which were suspended.

           14.2           Permanent Suspension or Prohibition. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(l) of the FDIA, 12 U.S.C. § 18l8(e)(4) and (g)(l), all obligations of the Bank to make Matching Contributions and Excess Contribution Amounts on behalf of such Participant shall terminate as of the effective date of such order.

           14.3           Default. If the Bank is in default (as defined in Section 3(x)(l) of the FDJA), all obligations of the Bank to make Matching Contributions and Excess Contribution Amounts on behalf of Participants shall terminate.

           14.4           Termination by Regulators. All obligations of the Bank to make Matching Contributions and Excess Contribution Amounts on behalf of Participants shall cease: (i) at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) at the time the Bank's primary regulator approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by its primary regulator to be in an unsafe or unsound condition.

ARTICLE 15
Miscellaneous

           15.1           Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 40 1(a) and that "is unfunded and is maintained by an Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 20 1(2), 301(a)(3) and 401 (a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

           15.2           Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under the Plan, any and all of an Employer's assets shall be, and remain the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely of an unfunded and unsecured promise to pay money in the future.

           15.3           Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan including a Participant's Plan Agreement. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan including such Participant's Plan Agreement.

NEXT PAGE

           15.4           Nonassignabilitv. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance allowed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

           15.5           Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

           15.6           Furnishing Information. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, taking such physical examinations as the Committee may deem necessary.

           15.7           Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be co as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

           15.8           Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

           15.9           Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Georgia without regard to its conflicts of laws and principles.

           15.10           Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below.

           Director of Human Resources
           Heritage Financial Group
           310 West Oglethorpe Blvd.
           PO Box 50728
           Albany, GA 31703

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be

NEXT PAGE

sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

           15.11           Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participants and their Beneficiaries.

           15.12           Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including, but not limited to, such spouse's will, nor shall such interest pass under the laws of intestate succession.

           15.13           Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof~ but the Plan shall be constructed and enforced as if such illegal or invalid provision had never been inserted herein.

           15.14           Incompetent. If' the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount

           15.15           Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

           15.16           Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefits under the Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under the Plan.

           15.17           Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of any Participant, in such amounts and in such forms as they may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. No

NEXT PAGE

Participant shall have any interest whatsoever in any such policy or policies, and a Participant shall, at the request of the Employers, submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

           15.18           Legal Fees To Enforce Rights After Chance in Control. Each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or shareholder(s) of the Company or the Participant's Employer, or of any successor corporation, might then cause or attempt to cause the Company, the Participant's Employer or such successor to refqse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder, or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

NEXT PAGE

The Company and the Bank in their capacity as Employers have signed the Plan as of        MAY          21      , 2002.

HERITAGE FINANCIAL GROUP a Federally-chartered corporation

By:
Title:

HERITAGEBANK OF THE SOUTH, a federally chartered savings bank

By:
Title:

End.